Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor’s report dated April 19, 2024, relating to the consolidated financial statements of Brazil Potash Corp. and its subsidiaries as at December 31, 2023 and 2022, and for the years then ended, in the Annual Report Pursuant to Regulation A on Form 1-K for the year ended December 31, 2023, as filed with the United States Securities and Exchange Commission.

April 19, 2024	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants